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                               ADVISORY AGREEMENT


         THIS ADVISORY AGREEMENT, dated as of April 19, 1999, is between CNL AMERICAN PROPERTIES FUND, INC., a corporation organized under the laws of the State of Maryland (the "Company") and CNL FUND ADVISORS, INC., a corporation organized under the laws of the State of Florida (the "Advisor").


                               W I T N E S S E T H


         WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company all as provided herein; and

         WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


         (1) Definitions. As used in this Advisory Agreement (the "Agreement"), the following terms have the definitions hereinafter indicated:

         Acquisition Expenses. Any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any mortgage loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in mortgage loans or the purchase, development or construction of a property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity no affiliated with the Advisor in connection with the actual development and construction of any property.

         Advisor. CNL Fund Advisors, Inc., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Fund Advisors, Inc. or any successor advisor subcontracts substantially all of its functions.

         Affiliate or Affiliated. As to any individual, corporation, partnership, trust or other association (other than the Excess Shares Trust),
(i) any Person or entity directly or indirectly; through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any Person or entity, directly or indirectly owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, partner, or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

         Appraised Value. Value according to an appraisal made by an Independent Appraiser.

         Articles of Incorporation. The Articles of Incorporation of the Company under Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

         Asset Management Fee. The Asset Management Fee as defined in Paragraph 9(a).

         Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and Loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         Board of Directors or Board. The persons holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.

         Bylaws. The bylaws of the Company, as the same are in effect from time to time.

         Cash from Financings. Net cash proceeds realized by the Company from the financing of Company Property, the refinancing of any Company indebtedness, or from the Company's Secured Equipment Leases.

         Cash from Sales. Net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its assets, including Secured Equipment Leases, after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

         Cash from Sales and Financings. The total sum of Cash from Sales and Cash from Financings.

         Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, breach of this Agreement, a default by the Sponsor under the guarantee by the Sponsor to the Company or the bankruptcy of the Sponsor.

         Change of Control. A change of control of the Company of such a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as enacted and in force on the date hereof (the "Exchange
Act"), whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a change of control shall be deemed to have occurred if: (i) any "person" (within the meaning of Section 13(d) of the Exchange Act) is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 8.5% or more of the combined voting power of the Company's securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors of the Company; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, which disposition is not approved by the Board of Directors of the Company; or (iv) there occurs a contested proxy solicitation of the Stockholders of the Company that results in the contesting party electing candidates to a majority of the Board of Directors' positions next up for election.

         Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

         Company. CNL American Properties Fund, Inc., a corporation organized under the laws of the State of Maryland.

         Company Property. Any and all property, real, personal or otherwise, tangible or intangible, including Secured Equipment Leases, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company.

         Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all Persons (including the Subordinated Disposition Fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         Contract Purchase Price. The amount actually paid or allocated (as of the date of purchase) to the purchase, development, construction or improvement of property, exclusive of Acquisition Fees and Acquisition Expenses.

         Contract Sales Price. The total consideration received by the Company for the sale of a Company Property.

         Cumulative Return. For the period for which the calculation is being made, the percentage resulting from dividing (A) the total Distributions paid on each Distribution date during such period (without regard to Distributions paid out of Cash from Sales and Financings), by (B) the product of (i) the average Invested Capital for such period (calculated on a daily basis), and (ii) the number of years (including fractions thereof) elapsed during such period.

         Director.  A member of the Board of Directors of the Company.

         Distributions. Any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

         Equipment. The furniture, fixtures and equipment used at Restaurant Chains.

         Equity Interest. The stock of or other interests in, or warrants or other rights to purchase the stock of or other interests in, any entity that has borrowed money from the Company or that is a tenant of the Company or that is a parent or controlling Person of any such borrower or tenant.

         Equity Shares. Transferable shares of beneficial interest of the Company of any class or series, including common shares or preferred shares.

         Final Closing Date. The last date on which purchasers of Shares offered pursuant to the Prospectus are issued such Shares.

         Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement; or
(ii) any material breach of this Agreement of any nature whatsoever by the Company.

         Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through the Offerings, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be $10.00.

         Independent Appraiser. A qualified appraiser of real estate as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers ("M.A.I.") or the Society of Real Estate Appraisers ("S.R.E.A.") shall be conclusive evidence of such qualification.

         Independent Director. A Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a
Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates, or the Company.

         Independent Expert. A person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         Invested Capital. The amount calculated by multiplying the total number of Shares purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company's plan for redemption of Shares.

         Joint Ventures. The joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         Line of Credit. The revolving $200,000,000 unsecured line of credit, as may be increased pursuant to its terms and as may be amended from time to time, the proceeds of which will be used to fund Secured Equipment Leases, to purchase and develop properties and to fund mortgage loans.

         Listing. The listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         Loans. The notes and other evidences of indebtedness or obligations acquired or entered into by the Company as lender which are secured or collateralized by personal property or fee or leasehold interests in real estate or other assets, including, but not limited to, first or subordinate mortgage loans, construction loans, development loans, loans secured by capital stock or any other assets or form of equity interest and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for loans. The term "Loans" shall not include leases which are not recognized as leases for federal income tax reporting purposes and shall not include Secured Equipment Leases as defined herein.

         Managing Dealer. CNL Securities Corp., an Affiliate of the Advisor, or such entity selected by the Board of Directors to act as the managing dealer for the Offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         Mortgage  Loans.  The  notes  or  other  evidence  of  indebtedness  or
obligations   which  are  secured  or   collateralized   by  building  or  other
improvements in real property.

         Net Income. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's assets.


         Net Sales  Proceeds.  In the case of a transaction  described in clause
(i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any Property consisting of a building only, any amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

         Offerings. The initial public offering of the Company of up to 16,500,000 shares, the second public offering of the Company of up to 27,500,000 shares and the third public offering of the Company of up to 34,500,000 shares.

         Operating Expenses. All costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Soliciting Dealer Servicing Fee, (c) the Asset Management Fee, (d) the Performance Fee and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property, and other expenses connected with the acquisition, and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

         Organizational and Offering Expenses. Any and all costs and expenses, other than Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification, and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The organization and Offering Expenses paid by the Company in connection with each of the Offerings, together with all Selling Commissions, the 0.5% marketing support and due diligence reimbursement fee, and the Soliciting Deal Servicing Fee incurred by the Company will not exceed fifteen percent (15%) of the proceeds raised in connection with each of such Offerings.

         Performance Fee. The fee payable to the Advisor upon termination of this Agreement under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

         Person. An individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include (i) an underwriter that participates in a public offering of Equity Shares for a period of sixty (60) days following the initial purchase by such underwriter of such Equity Shares in such public offering, or (ii) CNL Fund Advisors, Inc., during the period ending December 31, 1995, provided that the foregoing exclusions shall apply only if the ownership of such Equity Shares by an underwriter or CNL Fund Advisors, Inc. would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

         Property or Properties. (i) The real properties, including the buildings located thereon, or (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         Prospectus.  "Prospectus"  means  the same as that term as  defined  in
Section 2(10) of the Securities Act of 1993, including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

         Real Estate Asset Value. The amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         REIT. A "real estate investment trust" under Sections 856 through 860 of the Code. ----

         Restaurant Chains. The national and regional restaurant chains, primarily fast-food family-style, and casual dining chains, to be selected by the Advisor who themselves or their franchisees will either (i) lease the Properties purchased by the Company, (ii) become borrowers under the Mortgage Loans or (iii) become lessees of Secured Equipment Leases.

         Sale or Sales.  (i) Any transaction or series of transactions  whereby:
(A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards, or (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) not including any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C), or (i)(D) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties, Mortgage Loans or Secured Equipment Leases within 180 days thereafter.

         Secured Equipment Leases. The Equipment financing made available by the Company to operators of Restaurant Chains pursuant to which the Company will finance, through direct financing leases or Loans, the Equipment.

         Secured Equipment Lease Servicing Fee. The fee payable to the Advisor by the Company out of the proceeds of the Line of Credit for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease.

         Securities. Any Equity Shares, Excess Shares, as such term is defined in the Company's Articles of Incorporation, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

         Shares. The shares of common stock, par value $.01 per share, of the Company.

         Soliciting Dealers. Broker-dealers who are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Managing Dealer to sell Shares.

         Soliciting Dealer Servicing Fee. An annual fee of .20% of Invested Capital, from each of the respective Offerings on December 31 of each year, following the year in which the related Offering terminates, payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to the Soliciting Dealers who participated in such Offering and whose clients hold Shares on such date.

         Sponsor. Any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis that was not negotiated at arm's-length with the Company.



         Stockholders.  The registered holders of the Company's Shares.

         Stockholders' 8% Return. As of each date, an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         Subordinated Disposition Fee. The Subordinated Disposition Fee as defined in Paragraph 9(c).

         Subordinated Incentive Fee. The fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

         Termination Date.  The date of termination of the Agreement.

         Total Property Cost. With regard to any Company Property, an amount equal to the sum of the Real Estate Asset Value of such Property plus the Acquisition Fees paid in connection with such Property.

         2%/25% Guidelines. The requirement pursuant to the guidelines of the North American Securities Administrators Association, Inc. that, in any 12 month period, total Operating Expenses not exceed the greater of 2% of the Company's Average Invested Assets during such 12 month period or 25% of the Company's Net Income over the same 12 month period.

         Valuation. An estimate of value of the assets of the Company as determined by an Independent Expert.


         (2) Appointment. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

         (3) Duties of the Advisor. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Directors. In performance of this undertaking, subject to the supervision of the Directors and consistent with the provisions of the Registration Statement, Articles of Incorporation and Bylaws of the Company, the Advisor shall, either directly or by engaging an Affiliate:

                  (a) serve as the Company's investment and financial advisor and provide research and economic and statistical data in connection with the Company's assets and investment policies;

                  (b) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;

                  (c) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

                  (d) consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

                  (e) subject to the provisions of Paragraphs 3(g) and 4 hereof, (i) locate, analyze and select potential investments in Properties, Mortgage Loans and Loans and potential lessees of Secured Equipment Leases,
                           (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Properties, Mortgage Loans and Loans will be made and Secured Equipment Leases will be offered by the Company; (iii) make investments in Properties, Mortgage Loans and Loans and enter into Secured Equipment Leases on behalf of the Company in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Property, Mortgage Loans, Loans and Secured Equipment Leases; and (v) enter into leases and service contracts for Company Property and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Company Property;

                  (f) provide the Directors with periodic reports regarding prospective investments in Properties, Mortgage Loans and Loans and prospective lessees of Secured Equipment Leases;

                  (g) obtain the prior approval of the Directors (including a majority of all Independent Directors) for any and all investments in Properties, Loans and in connection with the offering of Secured Equipment Leases;

                  (h)      negotiate  on behalf  of the  Company  with  banks or
                           lenders for loans to be made to the Company, including the Line of Credit, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Company, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

                  (i) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Properties, Mortgage Loans, Loans and/or Secured Equipment Leases;

                  (j) from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company under this Agreement;

                  (k)      provide  the   Company   with  all   necessary   cash
                           management services;

                  (l) do all things necessary to assure its ability to render the services described in this Agreement;

                  (m) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties, Mortgage Loans and Loans; and

                  (n)      notify   the   Board   of   all   proposed   material
                           transactions before they are completed.

                  (o) administer the Secured Equipment Lease program on behalf of the Company.

         (4)      Authority of Advisor.

                  (a) Pursuant to the terms of this Agreement (including the restrictions included in this Paragraph 4 and in Paragraph 7), and subject to the continuing and exclusive authority of the Directors over the management of the Company, the Directors hereby delegate to the Advisor the authority to (1) locate, analyze and select investment opportunities, (2) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company, (3) acquire Properties, make Mortgage Loans, make Loans and offer Secured Equipment Leases in compliance with the investment objectives and policies of the Company, (4) arrange for financing or refinancing Property, Mortgage Loans, Loans and Secured Equipment Leases, (5) enter into leases and service contracts for the Company's Property, and perform other property management services, (6) oversee non-affiliated property managers and other non-affiliated Persons who perform services for the Company; and (7) undertake accounting and other record-keeping functions at the Property level.

                  (b) Notwithstanding the foregoing, any investment in Properties, Mortgage Loans or Loans, or extension of a Secured Equipment Lease, including any acquisition of Property by the Company (as well as any financing acquired by the Company in connection with such acquisition), will require the prior approval of the Directors (including a majority of the Independent Directors).

                  (c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in the Property, Mortgage Loan, Loan or Secured Equipment Lease.

         The approval of a majority of the Independent Directors and a majority of the Directors not otherwise interested in the transaction will be required for each transaction with the Advisor or its Affiliates. Any transaction outside of the previously approved investment policies requires approval of the Board prior to execution.

         The Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Paragraph 4. If and to the extent the Directors so modify or revoke the authority contained herein, the Advisor shall henceforth submit to the Directors for prior approval such proposed transactions involving investments in Property as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.


         (5) Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company.

         (6) Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

         (7) Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its Securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor's Affiliates shall not be liable to the Company or to the Directors or stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor's Affiliates except as provided in Paragraphs 20 and 21 of this Agreement.

         (8) Relationship with Directors. Directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, or directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors.

         (9)      Fees.

                  (a) Asset Management Fee. The Company shall pay to the Advisor as compensation for the advisory services rendered to the Company under Paragraph 3 above a monthly fee in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans (the "Asset Management Fee") as of the end of the preceding month. Specifically, Real Estate Asset Value equals the amount invested in the Properties wholly owned by the Company, determined on the basis of cost, plus, in the case of Properties owned by any Joint Venture or partnership in which the Company is a co-venturer or partner, the portion of the cost of such Properties paid by the Company exclusive of Acquisition Fees and Expenses. The Asset Management Fee shall be payable monthly on the last day of such month, or the first business day following the last day of such month. The Asset Management Fee, which will not exceed fees that are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

                  (b) Acquisition Fees. The Advisor may receive as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Property or in connection with making or investing in mortgage loans or the purchase, development or construction of a property an Acquisition Fee payable by the Company. The Acquisition Fees shall be reduced to the extent that, and, if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction. The Acquisition Fees paid by the Company shall include a fee in the amount of 4.5% of the gross proceeds (without deduction for any fees or expenses, including Acquisition Fees and Acquisition Expenses) from the Line of Credit, or any other unsecured or secured line of credit or loan, used by the Company to invest in Properties or make Mortgage Loans.

                  (c) Subordinated Disposition Fee. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or an Affiliate shall receive a Subordinated Disposition Fee equal to the lesser of (i) one-half of a Competitive Real Estate Commission or (ii) 3% of the sales price of such Property or Properties. The Subordinated Disposition Fee will be paid only if Stockholders have received total Distributions in an amount equal to the sum of their aggregate Invested Capital and their aggregate Stockholders' 8% Return. To the extent that Subordinated Disposition Fees are not paid by the Company on a current basis due to the foregoing limitation, the unpaid fees will be accrued and paid at such time as the subordination conditions have been satisfied. The Subordinated Disposition Fee may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Company shall not exceed an amount equal to the lesser of (i) 6% of the Contract Sales Price of a Property or (ii) the Competitive Real Estate Commission. In the event this Agreement is terminated prior to such time as the Stockholders have received total Distributions in an amount equal to 100% of Invested Capital plus an amount sufficient to pay the Stockholders' 8% Return through the Termination Date, an appraisal of the Properties then owned by the Company shall be made and the Subordinated Disposition Fee on Properties previously sold will be deemed earned if the Appraised Value of the Properties then owned by the Company plus total Distributions received prior to the Termination Date equals 100% of Invested Capital plus an amount sufficient to pay the Stockholders' 8% Return through the Termination Date. Upon Listing, if the Advisor has accrued but not been paid such Subordinated Disposition Fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.

                  (d) Subordinated Share of Net Sales Proceeds. The Subordinated Share of Net Sales Proceeds shall be payable to the Advisor in an amount equal to 10% of Net Sales Proceeds payable after the Stockholders have received Distributions equal to the sum of the Stockholders' 8% Return and 100% of Invested Capital. Following Listing, no Subordinated Share of Net Sales Proceeds will be paid to the Advisor.

                  (e) Subordinated Incentive Fee. Upon Listing, the Advisor shall be paid the Subordinated Incentive fee in an amount equal to 10% of the amount by which (i) the market value of the Company, measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing (the "Market Value"), plus the total Distributions paid to Stockholders from the Company's inception until the date of Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders' 8% Return from inception through the date the Market Value is determined. The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note or any combination of the foregoing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred, subordinated share of Net Sales Proceeds from a Sale or Sales of a assets of the Company.

                  (f) Secured Equipment Lease Servicing Fee. The Company shall pay to the Advisor out of the Proceeds of the Line of Credit as compensation for negotiating its respective Secured Equipment Leases and supervising the Secured Equipment Lease program a fee equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease upon entering into such lease.

                  (g) Loans from Affiliates. If any loans are made to the Company by an Affiliate of the Advisor, the maximum amount of interest that may be charged by such Affiliate shall be the lesser of (i) 1% above the prime rate of interest charged from time to time by The Bank of New York and (ii) the rate that would be charged to the Company by unrelated lending institutions on comparable loans for the same purpose. The terms of any such loans shall be no less favorable than the terms available between non-Affiliated Persons for similar commercial loans.

                  (h) Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including, but not limited to: (i) the amount of the advisory fee in relation to the asset value, composition and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors performing the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the REIT or by others with whom the REIT does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the REIT, including income, conversion or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property, Mortgage Loan, Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The new fee structure can be no more favorable to the Advisor than the current fee structure.

         (10)     Expenses.

                  (a) In addition to the compensation paid to the Advisor pursuant to Paragraph 9 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

                    (i) the Company's Organizational and Offering Expenses; provided, however, that within 60 days after the end of the month in which each Offering terminates, the Advisor shall reimburse the Company for any Organizational and Offering Expenses reimbursement received by the Advisor pursuant to this Paragraph 10, to the extent that such reimbursement exceeds 3% of the Gross Proceeds related to such Offering. The Advisor shall be responsible for the payment of all the Company's Organizational and Offering Expenses in excess of 3% of the Gross Proceeds related to our Offering;

                   (ii) Acquisition Expenses incurred in connection with the selection and acquisition of Properties at the lesser of the actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location;

                  (iii) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities;

                  (iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

                  (v) taxes and assessments on income or Property and taxes as an expense of doing business;

                   (vi) costs associated with insurance required in connection with the business of the Company or by the Directors;

                  (vii) expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

                  (viii) all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

                   (ix) expenses associated with Listing or with the issuance and distribution of Shares and Securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees, and other Organization and Offering Expenses;

                    (x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Directors to the Stockholders;

                   (xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

                  (xii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

                  (xiii) expenses related to negotiating and servicing Loans and Mortgage Loans;

                  (xiv) expenses related to negotiating and servicing Secured Equipment Leases and administering the Secured Equipment Lease program;

                   (xv) administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee);

                  (xvi) audit, accounting and legal fees.

                  (b) Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Paragraph 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

         (11) Other Services. Should the Directors request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Company, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

         (12) Fidelity Bond. The Advisor shall maintain a fidelity bond for the benefit of the Company which bond shall insure the Company from losses of up to $10 million per occurrence and shall be of the type customarily purchased by entities performing services similar to those provided to the Company by the Advisor.

         (13) Reimbursement to the Advisor. The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, provided that Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

         (14) Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Directors knowledge of such condition or circumstance. If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Directors (including the Independent Directors) to adopt the method set forth in the Registration Statement or another reasonable method by which properties are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company. The Advisor or its Affiliates may make such an investment in a property only after
(i) such investment has been offered to the Company and all public partnerships and other investment entities affiliated with the Company with funds available for such investment and (ii) such investment is found to be unsuitable for investment by the Company, such partnerships and investment entities.

In the event that the Advisor or its Affiliates is presented with a potential investment which might be made by the Company and by another investment entity which the Advisor or its Affiliates advises or manages, the Advisor shall consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity which the Advisor or its Affiliates are Affiliated, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. The Advisor may consider the property for private placement only if such property is deemed inappropriate for any investment entity that is advised or managed by the Advisor, including the Company.


         (15) Relationship of Advisor and Company. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

         (16) Term; Termination of Agreement. This Agreement shall continue in force until April 18, 2000, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Directors to evaluate the performance of the Advisor or annually before renewing the Agreement, and each such agreement shall have a term of no more than one year.

         (17) Termination by Either Party. This Agreement may be terminated upon 60 days written notice without Cause or penalty, by either party (by a majority of the Independent Directors of the Company or a majority of the Board of Directors of the Advisor, as the case may be).

         (18) Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

         (19) Payments to and Duties of Advisor Upon Termination. Payments to the Advisor pursuant to this Section (19) shall be subject to the 2%/25% Guidelines to the extent applicable.

                  (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

                  (b) Upon termination, the Advisor shall be entitled to payment of the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured assets of the Company, plus the total Distributions paid to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8%
Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time.

                  (c) The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's assets shall be an amount which provides compensation to the Advisor only for that portion of the holding period for the respective assets during which the Advisor provided services to the Company.

                  (d) If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event this Agreement is terminated because of failure of the Company and the Advisor to establish, pursuant to Paragraph 9(h) hereof, a fee structure appropriate for a perpetual-life entity at such time, if any, as Listing occurs.

                  (e) The Advisor shall promptly upon termination:

                    (i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                   (ii) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

                  (iii)  deliver  to  the   Directors   all  assets,   including
Properties, Loans, and Secured Equipment Leases, and documents of the Company then in the custody of the Advisor; and

                   (iv) cooperate with the Company to provide an orderly management transition.

         (20) Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation of the Company. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this paragraph 20 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to paragraph 21. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

         (21) Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

         (22) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:        CNL American Properties Fund, Inc.
                                            400 East South Street
                                            Suite 500
                                            Orlando, Florida  32801

To the Advisor:                             CNL Fund Advisors, Inc.
                                            400 East South Street
                                            Suite 500
                                            Orlando, Florida  32801

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Paragraph 22.


         (23) Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

         (24) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         (25) Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

         (26) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         (27) Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         (28) Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         (29) Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         (30) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         (31) Name. CNL Fund Advisors, Inc. has a proprietary interest in the name "CNL." Accordingly, and in recognition of this right, if at any time the Company ceases to retain CNL Fund Advisors, Inc. or an Affiliate thereof to perform the services of Advisor, the Directors of the Company will, promptly after receipt of written request from CNL Fund Advisors, Inc., cease to conduct business under or use the name "CNL" or any derivative thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name "CNL" or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "CNL" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Directors.

         (32) Initial Investment. The Advisor has contributed to the Company $200,000 in exchange for 20,000 Shares (the "Initial Investment"). The Advisor may transfer the Initial Investment to its Affiliates. The Advisor or its Affiliates may not sell the Initial Investment during the term of this agreement. The restrictions included above shall not apply to any Shares, other than the Initial Investment, acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                           CNL AMERICAN PROPERTIES FUND, INC.

                                           By:_______________________________
                                           Name:
                                           Its:


                                           CNL FUND ADVISORS, INC.

                                           By:______________________________
                                           Name:
                                           Its:

         UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF
                       CNL AMERICAN PROPERTIES FUND, INC.

         The undersigned, constituting all of the members of the Board of Directors of CNL American Properties Fund, Inc., a Maryland corporation (the "Company"), do hereby consent to the adoption of the following resolution.

         WHEREAS: an Advisory Agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor") currently exists;

         WHEREAS: under the terms of the Advisory Agreement, the Advisor has the responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate;

         WHEREAS: such duties are outlined in section (3) of the Advisory Agreement;

         WHEREAS: under the Advisory Agreement the Advisor will be entited to certain fees and reimbursement of expenses as outlined in sections (9) and (10) of such agreement;

         WHEREAS: such Advisory Agreement has been reviewed by the Company's external legal counsel and management of the Advisor;

         WHEREAS: such Advisory Agreement between the Company and CNL Fund Advisors,Inc. expires on April 19, 1999;

         WHEREAS: such Advisory Agreement requires renewal;

         RESOLVED, that Advisory Agreement should be renewed, to expire April 18, 2000.

         Adopted this day of April 19, 1999.

                                     DIRECTORS:

                                     /s/ James M. Seneff, Jr.
                                     --------------------------
                                     James M. Seneff, Jr.


                                     /s/ Robert A. Bourne
                                     --------------------------
                                     Robert A. Bourne


                                     /s/ G. Richard Hostetter
                                     --------------------------
                                     G. Richard Hostetter


                                     /s/ Richard Huseman
                                     --------------------------
                                     Richard Huseman


                                     /s/ J. Joseph Kruse
                                     --------------------------
                                     J. Joseph Kruse